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                                                                     EXHIBIT 3.2

                                  Translation

                          RULES OF PROCEDURE FOR THE
                            BOARD OF MANAGEMENT OF
                             BROKAT Infosystems AG

                            ---------------------
                                     (S) 1
                              Board of Management

The Board of Management conducts the business of BROKAT Infosystems AG (hereinafter referred to as "the Company") in accordance with the provisions of the law, the Bylaws of the Company, the respective employment agreements and of these Rules of Procedure.

The responsibility of the members of the Management Board are broken down as follows:

   Stefan Rover, Spokesman of the Management Board, CEO and responsible for Sales and Marketing
      Marketing and communication
      Partner sales
      Product management
      EMEA sales
      Business development
      Representative activities

   Dr. Boris Anderer, Co-CEO and responsible for Corporate Development
      Consolidating BROKAT's strategy
      Organization and structuring of BROKAT's M&A strategy
      Coordinating M&A projects
      Supporting the CEO in representative and sales and marketing activities

   Michael Janssen, CFO and responsible for Finance and Organization
      Human resources

                                       1
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      Investor relations
      Accounting
      Controlling
      Administration

   Achim Schlumpberger, CTO and responsible for Research and Development
      Research
      Development
      Technical documentation

   Michael Schumacher, COO and responsible for Customer Service and Management Systems
      Customer support
      Quality management
      Productizing
      Infrastructure (BROKAT internally world-wide)
      Information management


                                     (S) 2
                       Approval by the Supervisory Board

The Board of Management shall require the approval of the Supervisory Board prior to conducting the following transactions and actions; such consent may only be given by a majority of two thirds (2/3) of the votes of all of the Supervisory Board members.

(1) Adopting the budget prepared by the Management Board which is to be submitted to the Supervisory Board no later than one month prior to commencement of the coming financial year, including partial budgets such as sales revenue budget, investment plan, finance budget, human resources budget, budget income statement and budget balance sheet. The budget for the Company's subsidiaries is to be included when the budget is prepared for the Company.
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(2) The following transactions and actions of the Company require approval provided that they have not already been included in an annual budget already adopted pursuant to paragraph (1) above, which the Supervisory Board has approved without reservation to this extent:

    a)  Calling for payments to be made to capital stock and premium;
    b)  Consent to splitting shares;

    c) Granting and terminating any participation in profits of the Company, in particular dormant equity holdings, legal relationships with profit participation and management bonuses;

    d) Entering into and terminating corporate lease, business management and affiliation agreements and agreements which could result in a significant restriction in potential corporate activities of the Company;

    e)  Selling the entire corporate assets or a significant part thereof;

    f) Establishing and terminating companies or enterprises, acquiring and selling participating interests in other enterprises, entering into, modifying and terminating articles of incorporation;

    g) Establishing, acquiring, closing down and selling operating facilities, parts of operating facilities or branch operations;

    h)  Acquiring, selling or charging real estate and equivalent rights;

    i) Taking up loans equivalent to (individually or in the aggregate) 10% of the budget

    j) Investments causing the budget to be overrun by over 10% (individually or in the aggregate);

    k) Arranging for development projects with a volume causing the budget to be overrun by over 10% (individually or in the aggregate);

    l) Provision of security, issuing suretyships and guarantees and entering into obligations on bills of exchange which (individually or in the aggregate) are in excess of DM 100,000, excluding the customary warranty for the products of the Company;

    m) Giving promises for retirement or pension benefits: the costs of possible pension promises for managing directors or shareholders will be treated for the Company like part of the salary;
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                                      -4-

    n) Resolutions on items producing a result comparable to that of one of the foregoing points;

    o)  All other extraordinary management measures.

(3) Entering into, modifying or terminating affiliation agreements within the meaning of Section 291 et seq. of the Corporation Act.

(4) Futures transactions in foreign exchange, securities and commodities and rights traded at stock exchanges, provided and to the extent they have not been determined to cover specific corporate transactions which have already been firmly concluded; entering into derivative financial instruments and factoring transactions.

(5) Entering into, modifying, terminating and renewing agreements with:

    a) Shareholders, former shareholders, members of the management and supervisory boards and relatives of such persons as defined in Section 15 of the German Fiscal Code;

    b) Enterprises in which one of the aforementioned persons holds a direct or indirect participating interest.

(6) Adopting a stock option plan and issuing convertible bonds and jouissance rights as defined in Section 221 of the Corporation Act.

(7) Application for the direct or indirect (via a further holding corporation) flotation of the shares in BROKAT Infosystems AG or of its parent corporation at any stock exchange.

(8) Exploitation of the authorized capital and exclusion of the subscription right.

(9) All transactions and actions which go beyond the normal course of business.
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(10) Approval of all transactions and actions by affiliates requiring the approval of the Company.

(11) (S) 2 shall apply analogously to management measures in subsidiary and associate companies.

(12) Approval, including approval for individual groups of transactions, may already be granted in advance. The approval of the general operational plan containing the measures requiring approval shall be deemed to constitute approval insofar as no reservation is made in this respect when the plan is adopted.


                                     (S) 3
               Duty to provide Supervisory Board with information

In additional to the information to be provided by law, the Management Board must provide the Supervisory Board with the following information:

(1) Reports on a monthly basis within thirty days after the end of each month on:

    b)  Orders on hand and incoming orders;

    c)  Report on volume of sales;

    d) Liquidity calculation; credit utilization and credit limits, liquid funds (anticipated incoming and outgoing payments) together with liquidity plan for the forthcoming six months;

    e)  Non-audited monthly financial statements;

    f)  Staff numbers.

(2) Reports on a quarterly basis within thirty days after the end of each quarter on:

    a)  Quarterly financial statements plus liquidity calculation
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        for the current quarter (comparison of target/actuals);
        cumulative statements for the current financial year;

    b)  Report on business situation and development.

(3) Audited annual financial statements after submission by the auditor.

(4) Information on significant facts and events immediately after cognizance thereof.

(5) Reports to be submitted by 15 May of the following financial year:

   a) Budget income statement;

   b) Budget balance sheet;

   c) Human resources budget together with salaries;

   d) Investment plan;

   e) Sales revenue budget together with materials implemented.

The above duty to provide information relates to the Company and to affiliates.


                                     (S) 4
                        Amending the Rules of Procedure

The Supervisory Board shall modify or amend the Rules of Procedure of the Management Board from time to time at its own discretion and according to the procedure set forth in the Company's Bylaws.


               Stuttgart,
               Date:                                         1998
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                                      -7-

               BROKAT Infosystems AG
               By the Supervisory Board

________________________________________________________
Ernst G. Mayer                      Maisy Ng


_________________________________________________________
Falk Strascheg                   Dr. Hermann Wundt


_________________________________________________________
Angelika Pohlenz            Prof. Dr. Wolfgang Koenig